Schedule A

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Hong Kong) Limited

Name of Trust	Name of Portfolio	Effective Date
Fidelity Advisor Series II	Fidelity Series Investment Grade Securitized Fund	03/01/2024
Fidelity Hereford Street Trust	Fidelity Series Treasury Bill Index Fund	03/01/2024
Fidelity Income Fund	Fidelity Series Government Bond Index Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series 0-5 Year Inflation-Protected Bond Index Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series 5+ Year Inflation-Protected Bond Index Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Bond Index Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Corporate Bond Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Government Money Market Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Investment Grade Bond Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Long-Term Treasury Bond Index Fund	03/01/2024
Fidelity Salem Street Trust	Fidelity Series Short-Term Credit Fund	03/01/2024
Fidelity School Street Trust	Fidelity Series International Developed Markets Bond Index Fund	03/01/2024

Fidelity Management & Research Company LLC	Fidelity Management & Research (Hong Kong) Limited

By: /s/Christopher J. Rimmer Name: Christopher J. Rimmer Title: Treasurer	By: /s/Sharon LeCornu Name: Sharon LeCornu Title: Director